UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    February 15, 2008 (February 13, 2008)

M & F WORLDWIDE CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-13780	02-0423416
(Commission File Number)	(I.R.S. Employer Identification No.)

35 East 62nd Street, New York, New York	10065
(Address of principal executive offices)	(Zip Code)

(212) 572-8600
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 13, 2008, Harland Clarke Holdings Corp. (“Holdings”), an indirect wholly owned subsidiary of M & F Worldwide Corp. (the “Company”), entered into an amended employment agreement with Charles T. Dawson, the President and Chief Executive Officer of Holdings, who also serves as a director of the Company. The amended employment agreement of Mr. Dawson supersedes, effective January 1, 2008, his previous employment agreement with Holdings and Harland Clarke Corp. (a wholly owned subsidiary of Holdings).

Pursuant to Mr. Dawson’s amended employment agreement, he will continue to serve as president and chief executive officer of Holdings and Harland Clarke Corp. and receive an increase in base salary from $850,000 to $1,000,000. He is entitled to receive an annual bonus based on the attainment of a certain percentage of Harland Clarke Business (as defined in the employment agreement) EBITDA targets. Mr. Dawson’s target annual bonus was raised from 105% to 125% of his base salary and increases ratably up to a maximum of 175% of his base salary if 145.1% of the targets are attained. Mr. Dawson is also entitled to an additional portion of a Long Term Incentive Plan which has been established with respect to Holdings’ 2008 to 2010 fiscal years.

All other terms of Mr. Dawson’s employment agreement remain unchanged from his previous employment agreement.

The foregoing is only a summary of certain terms of Mr. Dawson’s employment agreement which is attached as Exhibit 10.1 to Holdings’ Current Report on Form 8-K filed on February 15, 2008 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
10.1

Employment Agreement, dated as of February 13, 2008, between Harland Clarke Holdings Corp. and Charles T. Dawson. (incorporated by reference to Harland Clarke Holdings Corp.’s Current Report on Form 8-K filed on February 15, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By:	/s/ Edward Taibi
Name: Edward Taibi Title: Senior Vice President

Date:  February 15, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1

Employment Agreement, dated as of February 13, 2008, between Harland Clarke Holdings Corp. and Charles T. Dawson. (incorporated by reference to Harland Clarke Holdings Corp.’s Current Report on Form 8-K filed on February 15, 2008)